FOR IMMEDIATE RELEASE

MEDIA CONTACT:  Vicki Kessler 615-320-7532
FINANCIAL CONTACT:  Harold Carpenter 615-744-3742
WEBSITE:  www.pnfp.com

PINNACLE FINANCIAL REPORTS RECORD EARNINGS
Diluted earnings per share excluding merger related charges
exceed I/B/E/S consensus estimate

NASHVILLE, Tenn., Oct. 17, 2006 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported record earnings and superior credit quality for the quarter ended Sept. 30, 2006. Fully diluted earnings per share of $0.32 for the quarter included the impact of merger related expenses of $0.01 which were associated with Pinnacle’s merger with Cavalry Bancorp that was effective on March 15, 2006. As a result, fully diluted earnings per share exclusive of merger related items were $0.33 for the quarter ended Sept. 30, 2006, compared to $0.22 fully diluted earnings per share for the quarter ended Sept. 30, 2005, an increase of 50 percent.
Fully diluted earnings per share of $0.84 for the nine months ended Sept. 30, 2006, included the impact of merger related expenses of $0.06. As a result, fully diluted earnings per share exclusive of merger related items were $0.90 for the nine months ended Sept. 30, 2006, compared to $0.62 fully diluted earnings per share for the nine months ended Sept. 30, 2005, an increase of 45 percent.

THIRD QUARTER 2006 HIGHLIGHTS:
•	Record earnings:
o	Record net income for the third quarter of 2006 of $5.35 million, up 157 percent from the prior year’s third quarter net income of $2.08 million.
o
Record diluted earnings per share for the third quarter of 2006 of $0.32, up almost 45 percent from the same quarter last year. Diluted earnings per share exclusive of merger related expenses were $0.33, up 50 percent from

Pinnacle Reports Record Earnings - 2 of 8

the prior year’s third quarter diluted earnings per share of $0.22. Fully diluted earnings per share exclusive of merger related charges for the quarter ended Sept. 30, 2006, were $0.33 exceeding the I/B/E/S consensus estimate of $0.32 per fully diluted share.
o
Revenue (the sum of net interest income and noninterest income) for the quarter ended Sept. 30, 2006, amounted to $21.58 million, compared to $8.75 million for the same quarter of last year, an increase of 147 percent.

o
Return on average tangible stockholders’ equity (average stockholders’ equity less goodwill and core deposit intangibles) before impact of merger related expense was 18.41 percent for the quarter ended Sept. 30, 2006, compared to 13.23 percent for the same quarter last year.

•	Superior credit quality:
o	Nonperforming assets were only 0.25 percent of total loans at Sept. 30, 2006.
o	Past due loans over 30 days, excluding nonperforming loans, were only 0.69 percent of total loans at Sept. 30, 2006.
•	Strong balance sheet growth:
o
Loans at Sept. 30, 2006, were $1.405 billion, up 133 percent from the same period last year, reflecting strong organic growth and the impact of the Cavalry merger. Net loans increased by $47 million between the second and third quarters of 2006. Excluding the $551 million in loans added in conjunction with the Cavalry merger on March 15, 2006, net loans have increased $207 million during the first nine months of this year, an increase of 57 percent over the $132 million in combined growth for the two companies the first nine months of 2005 prior to the merger.

o
Total deposits at Sept. 30, 2006, were $1.59 billion, up 101 percent from the same period last year. Noninterest bearing demand deposit accounts, which represent 19.3 percent of total deposits, were up 98 percent from the same period last year, reflecting strong organic growth and the impact of the Cavalry merger.

Pinnacle Reports Record Earnings - 3 of 8

o
Subordinated indebtedness of $20.6 million issued in connection with Pinnacle’s most recent trust preferred securities offering. The issuance of these securities increased Pinnacle’s regulatory capital ratios at Sept. 30, 2006.

“The continued growth and strength of Middle Tennessee’s economy, coupled with our ability to attract and retain the best financial professionals in the market, have led to another exceptional quarter of performance,” said M. Terry Turner, Pinnacle’s president and CEO.

EXTRAORDINARY GROWTH MAKES PINNACLE THE LARGEST NASHVILLE BANK
With its acquisition of Cavalry and dramatic organic loan and deposit growth during the first nine months of 2006, Pinnacle now has $2.052 billion in assets, making the company the largest financial services firm headquartered in Nashville and the second largest headquartered in Tennessee.
“We find that being the largest locally owned firm provides clients an attractive alternative in a market dominated by large regional and national franchises with longstanding market share loss trends. We are confident that our advantages will lead to our continued rapid growth,” said Turner.
Pinnacle’s merger with Cavalry was completed on March 15, 2006. Consequently, Pinnacle’s balance sheet and statement of income have reflected the Cavalry amounts since March 15, 2006.

FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH
•
Return on average assets for the quarter ended Sept. 30, 2006, was 1.07 percent. Return on average tangible assets (average total assets less goodwill and core deposit intangibles) for the quarter ended Sept. 30, 2006, was 1.15 percent. The return on average tangible assets exclusive of merger related items for the quarter ended June 30, 2006, was 1.18 percent, compared to 0.91 percent for the same quarter last year.

Pinnacle Reports Record Earnings - 4 of 8

•
Return on average stockholders’ equity for the quarter ended Sept. 30, 2006, was 8.66 percent. Return on average tangible stockholders’ equity (average total stockholders’ equity less goodwill and core deposit intangibles) for the quarter ended Sept. 30, 2006, was 17.97 percent. Return on average tangible stockholders’ equity exclusive of merger related expenses for the quarter ended Sept. 30, 2006, was 18.41 percent, compared to 13.23 percent for the same quarter last year.

Total assets grew to $2.052 billion as of Sept. 30, 2006, up $1.07 billion or 110 percent from the $979 million reported at Sept. 30, 2005. The $1.07 billion year over year increase in total assets was comprised of $277 million in organic asset growth at Pinnacle, $670 million in assets associated with the acquisition of Cavalry Bancorp and $127 million in goodwill and core deposit intangibles associated with that acquisition. This rapid asset growth was achieved while reducing the securities to total assets ratio from 27.4 percent at Dec. 31, 2005, to 16.1 percent at Sept. 30, 2006.

CREDIT QUALITY
•
Provision for loan losses was $587,000 for the third quarter of 2006, compared to $366,000 in the third quarter of 2005. During the third quarter of 2006, the firm recorded net charge-offs of $101,000 compared to net recoveries of $206,000 during the same period in 2005.

o	Annualized net charge-offs to total loans were 0.05 percent for the nine months ended Sept. 30, 2006.
•	Allowance for loan losses represented 1.08 percent of total loans at Sept. 30, 2006, compared to 1.08 percent at June 30, 2006, and 1.21 percent at Dec. 31, 2005.
o	Nonperforming assets as a percentage of total loans and other real estate increased to 0.25 percent at Sept. 30, 2006, from 0.01 percent at Sept. 30, 2005.

Pinnacle Reports Record Earnings - 5 of 8

“We remain extremely pleased with the credit quality of our firm,” said Turner. “Both Pinnacle and Cavalry have had excellent asset quality indicators for quite some time. We continue to believe that our asset quality is a key predictor of our ability to create long-term shareholder value.”

REVENUE
•	Net interest income for the quarter ended Sept. 30, 2006, was $17.16 million, compared to $7.46 million for the quarter ended Sept. 30, 2005, an increase of 130 percent.
o
Net interest margin for the third quarter of 2006 was 3.95 percent, compared to a net interest margin of 4.17 percent reported for the second quarter of 2006 and 3.48 percent for the same period last year.

•	Noninterest income for the quarter ended Sept. 30, 2006, was $4.42 million, a 240 percent increase over the $1.30 million recorded during the same quarter in 2005.

“Consistent with our prior guidance of 3.90 percent to 4.10 percent, we anticipated that we would experience compression in our net interest margin in the third quarter,” said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. “The slope of the yield curve and our maintaining more liquidity during the third quarter were the primary contributors to our compressed net interest margin. However, even with compression in our net interest margin, we believe we will experience growth in net interest income over the next few quarters based on anticipated loan growth.”
“Excluding the loans acquired in connection with the Cavalry acquisition in March, our net organic loan growth for the first nine months of this year has approximated $207 million,” Carpenter said. “This amount is consistent with our expectations and represents a 57 percent increase over the combined loan growth of the two companies for the first nine months of 2005, which was also a period of rapid growth for both companies prior to our merger. Our fourth quarter pipeline remains strong and barring any unplanned year-end pay downs, our current projections indicate our net loan growth for the fourth quarter will be consistent with our quarterly run rate of $50 million to $70 million.”

Pinnacle Reports Record Earnings - 6 of 8

Noninterest income during the third quarter of 2006 represented approximately 20.5 percent of total revenues, compared to 14.8 percent for the same quarter in 2005.

NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended Sept. 30, 2006, was $13.05 million.
•
Merger related expenses incurred during the quarter ended Sept. 30, 2006, were $218,000. These charges consisted of direct and incremental integration costs incurred in connection with the merger. For the nine months ended Sept. 30, 2006, merger related expenses were approximately $1.6 million.

•
During the quarter ended Sept. 30, 2006, Pinnacle recognized compensation expense related to the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) of approximately $233,000 on an after-tax basis. For the nine months ended Sept. 30, 2006, the after-tax impact of SFAS No. 123R was approximately $591,000.

•
Amortization expense associated with the core deposit intangible recorded in connection with the merger of Cavalry was $535,000 for the three months ended Sept. 30, 2006, and $1.248 million for the nine months ended Sept. 30, 2006.

•
The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 60.5 percent during the third quarter of 2006. The efficiency ratio excluding merger related expenses was 59.5 percent during the third quarter of 2006, compared to 63.1 percent during the third quarter of 2005.

Pinnacle anticipates the opening of its new office in the Donelson area of Davidson County in early 2007. At Sept. 30, 2006, the firm employed 395.5 associates (full-time equivalent). Pinnacle anticipates adding 20 new associates during the fourth quarter of 2006.

PROGRESS OF THE CAVALRY INTEGRATION
On Oct. 3, 2005, Pinnacle reported that the firm had entered into a definitive agreement to acquire the common stock of Cavalry Bancorp, a one-bank holding company in

Pinnacle Reports Record Earnings - 7 of 8

Murfreesboro, Tenn. During December 2005, the shareholders of both Pinnacle and Cavalry voted to approve the merger. During the first quarter of 2006, all regulatory approvals were obtained and the merger was consummated on March 15, 2006.
Assessing the merger integration, Turner said, “We believe that our integration of Cavalry has been extraordinarily successful based on our four key measures of success:
1.	We achieved all major integration milestones on schedule (e.g., system conversions, brand conversions, etc.);
2.	We achieved 100 percent of the targeted expense savings;
3.	We have seen no degradation in client satisfaction with bank service quality during the entire integration as evidenced by our long-standing client survey methodology; and
4.
We have produced greater organic growth in the combined footprint in terms of loan and deposit volumes during the first nine months of 2006 than the two companies were able to produce on a combined basis in the first nine months of 2005.”

INVESTMENT OUTLOOK
Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its fourth quarter 2006 diluted earnings per share will approximate $0.33 to $0.35. The firm does not anticipate merger-related charges to be significant in the fourth quarter of 2006. Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its 2006 earnings will approximate $1.17 to $1.19 per fully diluted share and approximately $1.23 to $1.25 per fully diluted share, exclusive of merger-related expenses. For 2007, Pinnacle continues to estimate that its earnings will approximate $1.50 to $1.57 per fully diluted share.
As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments including the execution of any initiative involving the development of any market other than the current Nashville-Davidson-

Pinnacle Reports Record Earnings - 8 of 8

Murfreesboro MSA, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.
Pinnacle Financial Partners provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a deep relationship with their financial institution. Pinnacle provides financial planning services and comprehensive wealth management services to help clients increase, protect and distribute their assets. The firm also has a well-established expertise in commercial real estate.
Pinnacle opened its first office in October 2000. Since then the firm has added seven other offices on a denovo basis and acquired Cavalry Bancorp with its nine offices bringing the total number of offices to 17 in the most attractive trade areas in the Nashville-Davidson-Murfreesboro MSA.
Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans, (viii) the inability of Pinnacle to successfully integrate the former Cavalry Bancorp's operations with Pinnacle's and (ix) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2006	December 31, 2005
ASSETS
Cash and noninterest-bearing due from banks	$55,199,117	$25,935,948
Interest-bearing due from banks	6,176,891	839,960
Federal funds sold	51,623,544	31,878,362
Cash and cash equivalents	112,999,552	58,654,270

Securities available-for-sale, at fair value	303,483,224	251,749,094
Securities held-to-maturity (fair value of $26,531,147 and $26,546,297 at September 30, 2006 and December 31, 2005, respectively)	27,275,651	27,331,251
Mortgage loans held-for-sale	8,960,447	4,874,323

Loans	1,405,401,429	648,024,032
Less allowance for loan losses	(15,172,446)	(7,857,774)
Loans, net	1,390,228,983	640,166,258

Premises and equipment, net	36,222,088	12,915,595
Investments in unconsolidated subsidiaries and other entities	11,278,614	6,622,645
Accrued interest receivable	10,455,981	4,870,197
Goodwill	115,064,500	-
Core deposit intangible	11,920,001	-
Other assets	24,363,133	9,588,097
Total assets	$2,052,252,174	$1,016,771,730

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$306,296,117	$155,811,214
Interest-bearing demand	199,967,210	72,520,757
Savings and money market accounts	481,684,245	304,161,625
Time	597,290,358	277,657,129
Total deposits	1,585,237,930	810,150,725
Securities sold under agreements to repurchase	122,354,264	65,834,232
Federal Home Loan Bank advances	28,739,443	41,500,000
Subordinated debt	51,548,000	30,929,000
Accrued interest payable	4,183,121	1,884,596
Other liabilities	11,130,028	3,036,752

Total liabilities	1,803,192,786	953,335,305
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 15,409,341 issued and outstanding at September 30, 2006 and 8,426,551 issued and outstanding at December 31, 2005	15,409,341	8,426,551
Additional paid-in capital	210,752,785	44,890,912
Unearned compensation	0	(169,689)
Retained earnings	25,455,618	13,182,291
Accumulated other comprehensive income (loss), net	(2,558,356)	(2,893,640)
Stockholders’ equity	249,059,388	63,436,425
Total liabilities and stockholders’ equity	$2,052,252,174	$1,016,771,730

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Interest income:
Loans, including fees	$26,771,110	$9,470,954	$64,195,835	$24,427,821
Securities:
Taxable	3,240,878	2,245,019	9,250,455	6,401,537
Tax-exempt	521,240	318,235	1,416,862	758,572
Federal funds sold and other	806,829	344,498	1,591,941	601,468
Total interest income	31,340,057	12,378,706	76,455,093	32,189,398

Interest expense:
Deposits	11,800,394	3,968,648	27,213,738	8,999,838
Securities sold under agreements to repurchase	1,382,418	399,731	2,569,383	803,114
Federal funds purchased and other borrowings	997,899	554,694	3,110,660	1,635,506
Total interest expense	14,180,711	4,923,073	32,893,781	11,438,458
Net interest income	17,159,346	7,455,633	43,561,312	20,750,940
Provision for loan losses	586,589	366,304	2,680,638	1,450,244
Net interest income after provision for loan losses	16,572,757	7,089,329	40,880,674	19,300,696

Noninterest income:
Service charges on deposit accounts	1,357,280	228,994	3,151,664	732,130
Investment sales commissions	644,931	474,354	1,811,428	1,403,231
Insurance sales commissions	549,584	-	1,562,946	-
Gain on loans and loan participations sold, net	490,254	348,577	1,285,609	899,393
Trust fees	311,997	-	675,994	-
Gain on sales of investment securities, net	-	-	-	114,410
Other noninterest income	1,069,811	247,208	2,364,592	743,689
Total noninterest income	4,423,857	1,299,133	10,852,233	3,892,853

Noninterest expense:
Compensation and employee benefits	7,576,011	3,410,436	19,314,365	9,491,712
Equipment and occupancy	2,070,727	1,034,661	5,325,274	2,712,624
Marketing and other business development	351,432	186,430	899,807	479,313
Postage and supplies	487,689	159,782	1,118,308	453,716
Amortization of core deposit intangible	534,957	-	1,248,335	-
Other noninterest expense	1,815,392	729,528	3,999,832	1,927,564
Merger related expense	218,167	-	1,582,734	-
Total noninterest expense	13,054,375	5,520,837	33,488,655	15,064,929
Income before income taxes	7,942,239	2,867,625	18,244,252	8,128,620
Income tax expense	2,595,465	789,382	5,963,112	2,311,455
Net income	$5,346,774	$2,078,243	$12,281,140	$5,817,165

Per share information:
Basic net income per common share	$0.35	$0.25	$0.91	$0.69
Diluted net income per common share	$0.32	$0.22	$0.84	$0.62

Weighted average shares outstanding:
Basic	15,393,735	8,417,980	13,450,282	8,402,916
Diluted	16,655,349	9,495,187	14,649,418	9,455,756

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Three months ended			Three months ended
(dollars in thousands)	September 30, 2006			September 30, 2005
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,375,036	$26,771	7.72%	$587,902	$9,471	6.40%
Securities:
Taxable	260,688	3,241	4.93%	205,213	2,245	4.34%
Tax-exempt (1)	56,644	521	4.81%	35,312	318	4.72%
Federal funds sold	51,075	685	5.32%	34,204	282	3.27%
Other	8,116	122	7.16%	4,075	63	7.02%
Total interest-earning assets	1,751,559	$31,340	7.14%	866,706	$12,379	5.73%
Nonearning assets	235,677			48,095
Total assets	$1,987,236			$914,801

Interest-bearing liabilities:
Interest bearing deposits
Interest checking	$181,752	$1,202	2.62%	$64,369	$242	1.49%
Savings and money market	473,883	3,809	3.19%	266,327	1,408	2.10%
Certificates of deposit	598,220	6,789	4.50%	274,303	2,319	3.35%
Total deposits	1,253,855	11,800	3.73%	604,999	3,969	2.60%
Securities sold under agreements to repurchase	122,292	1,382	4.49%	63,337	400	2.50%
Federal funds purchased	-	-	0.00%	-	-	0.00%
Federal Home Loan Bank advances	33,299	383	4.57%	41,456	336	3.22%
Subordinated debt	36,084	615	6.75%	13,896	218	6.22%
Total interest-bearing liabilities	1,445,530	14,180	3.89%	723,688	4,923	2.72%
Noninterest-bearing deposits	281,812	-	-	125,447	-	0
Total deposits and interest-bearing liabilities	1,727,342	$14,180	3.26%	849,135	$4,923	2.30%
Other liabilities	14,914			3,328
Stockholders' equity	244,980			62,338
	$1,987,236			$914,801
Net interest income		$17,160			$7,456
Net interest spread (2)			3.25%			3.01%
Net interest margin (3)			3.95%			3.48%

(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Nine months ended			Nine months ended
(dollars in thousands)	September 30, 2006			September 30, 2005
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$1,154,828	$64,196	7.43%	$537,842	$24,428	6.08%
Securities:
Taxable	250,373	9,250	4.94%	194,993	6,401	4.39%
Tax-exempt (1)	50,481	1,417	4.95%	28,657	758	4.67%
Federal funds sold	30,103	1,225	5.44%	19,311	436	3.02%
Other	7,017	367	7.95%	3,694	166	6.92%
Total interest-earning assets	1,492,802	$76,455	6.89%	784,497	$32,189	5.53%
Nonearning assets	180,522			46,846
Total assets	$1,673,324			$831,343

Interest-bearing liabilities:
Interest bearing deposits
Interest checking	$158,643	$2,532	2.13%	$59,919	$403	0.90%
Savings and money market	417,610	9,384	3.00%	235,697	3,012	1.71%
Certificates of deposit	486,642	15,298	4.20%	247,773	5,585	3.01%
Total deposits	1,062,895	27,214	3.42%	543,389	9,000	2.21%
Securities sold under agreements to repurchase	83,364	2,569	4.12%	50,456	803	2.13%
Federal funds purchased	41,351	52	5.11%	1,796	45	3.31%
Federal Home Loan Bank advances	32,647	1,443	4.66%	48,880	1,084	2.97%
Subordinated debt	1,358	1,615	6.62%	11,506	506	5.89%
Total interest-bearing liabilities	1,221,615	32,893	3.60%	656,027	11,438	2.33%
Noninterest-bearing deposits	248,448	-	-	112,771	-	-
Total deposits and interest-bearing liabilities	1,470,063	$32,893	2.99%	768,798	$11,438	1.99%
Other liabilities	11,623			2,436
Stockholders' equity	191,638			60,109
	$1,673,324			$831,343
Net interest income		$43,562			$20,751
Net interest spread (2)			3.29%			3.20%
Net interest margin (3)			3.97%			3.60%

(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Sept	Jun	Mar	Dec	Sept	June
(dollars in thousands, except per share data)	2006	2006	2006	2005	2005	2005
Balance sheet data, at quarter end:
Total assets	$2,052,252	1,985,625	1,828,212	1,016,772	978,539	872,076
Total loans	1,405,401	1,358,273	1,235,170	648,024	604,225	556,786
Allowance for loan losses	(15,172)	(14,686)	(13,354)	(7,858)	(7,231)	(6,659)
Securities	330,759	305,642	315,473	279,080	246,914	227,938
Noninterest-bearing deposits	306,296	312,709	263,701	155,811	154,440	142,794
Total deposits	1,585,238	1,559,885	1,415,778	810,151	788,628	689,919
Securities sold under agreements to repurchase	122,354	104,380	63,912	65,834	67,652	57,677
Advances from FHLB	28,739	33,749	67,267	41,500	24,500	49,500
Subordinated debt	51,548	30,929	30,929	30,929	30,929	10,310
Total stockholders’ equity	249,059	238,739	236,327	63,436	62,883	61,501

Balance sheet data, quarterly averages:
Total assets	$1,987,236	1,878,912	1,153,823	986,106	914,801	822,344
Total loans	1,375,036	1,328,121	761,326	634,175	587,902	537,313
Securities	317,332	298,909	286,321	273,487	240,525	222,172
Total earning assets	1,751,559	1,651,962	1,074,885	937,357	866,706	778,094
Noninterest-bearing deposits	281,812	311,286	152,247	136,143	125,447	111,937
Total deposits	1,535,667	1,482,150	763,967	796,792	730,446	640,676
Securities sold under agreements to repurchase	122,292	68,079	59,723	67,874	63,337	49,883
Advances from FHLB	33,299	44,417	46,336	22,663	41,456	54,951
Subordinated debt	36,084	30,929	30,929	30,929	13,896	10,310
Total stockholders’ equity	244,980	234,400	95,535	63,199	62,338	59,569

Statement of operations data, for the three months ended:
Interest income	$31,340	28,305	16,811	14,118	12,378	10,544
Interest expense	14,181	11,410	7,304	5,831	4,923	3,749
Net interest income	17,159	16,895	9,507	8,287	7,455	6,795
Provision for loan losses	587	1,707	387	702	366	483
Net interest income after provision for loan losses	16,572	15,188	9,120	7,585	7,089	6,312
Noninterest income	4,424	4,380	2,048	1,501	1,299	1,413
Noninterest expense	13,054	13,105	7,329	5,967	5,521	4,963
Income before taxes	7,942	6,463	3,839	3,119	2,867	2,762
Income tax expense	2,595	2,141	1,227	881	789	803
Net income	$5,347	4,322	2,612	2,238	2,078	1,959

Profitability and other ratios:
Return on avg. assets (1)	1.07%	0.92%	0.92%	0.90%	0.91%	0.96%
Return on avg. equity (1)	8.66%	7.40%	11.09%	14.05%	13.23%	13.21%
Net interest margin (2)	3.95%	4.17%	3.65%	3.58%	3.48%	3.57%
Noninterest income to total revenue (3)	20.50%	20.60%	17.70%	15.30%	14.80%	17.20%
Noninterest income to avg. assets (1)	0.89%	0.94%	0.72%	0.60%	0.56%	0.69%
Noninterest exp. to avg. assets (1)	2.63%	2.80%	2.58%	2.40%	2.39%	2.42%
Efficiency ratio (4)	60.50%	61.60%	63.40%	61.00%	63.10%	60.40%
Avg. loans to average deposits	89.50%	89.60%	83.10%	79.70%	80.50%	83.90%
Securities to total assets	16.10%	15.40%	17.30%	27.40%	25.20%	26.10%
Average interest-earning assets to average interest-bearing liabilities	121.20%	125.30%	119.30%	117.70%	119.80%	120.00%
Brokered time deposits to total deposits	4.50%	5.00%	3.30%	6.60%	7.20%	8.60%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Sept	Jun	Mar	Dec	Sept	June
(dollars in thousands, except per share data)	2006	2006	2006	2005	2005	2005

Selected growth rates, last twelve months (5):
Total average assets	117.20%	128.50%	52.40%	39.50%	47.90%	48.60%
Average loans	133.90%	147.20%	55.90%	41.50%	49.90%	56.20%
Total average deposits	110.20%	131.30%	53.90%	41.50%	50.50%	46.30%

Total revenue (3)	146.50%	159.10%	50.40%	30.10%	27.00%	46.60%
Total noninterest expense	136.40%	164.00%	60.00%	44.60%	40.90%	41.90%
Diluted earnings per share	45.50%	23.80%	26.30%	33.30%	37.50%	50.00%

Loan portfolio balances, end of period:
Commercial real estate - mortgage	$265,174	260,168	246,391	148,102	141,310	126,436
Commercial real estate - construction	152,627	164,049	162,867	30,295	29,942	29,954
Other commercial loans	554,617	503,797	410,059	239,129	225,525	214,209
Consumer real estate - mortgage	292,206	294,119	283,590	169,953	160,975	157,819
Consumer real estate - construction	87,890	86,978	84,381	37,372	28,611	9,218
Other consumer loans	52,887	49,162	47,882	23,173	17,862	19,150

Asset quality information and ratios:
Nonaccrual loans and other real estate	$3,477	2,867	1,201	460	61	596
Past due loans over 90 days and still accruing interest	$1,123	492	-	-	8	66
Net loan charge-offs (recoveries) (6)	$101	441	(73)	76	(206)	22
Allowance for loan losses to total loans	1.08%	1.08%	1.08%	1.21%	1.20%	1.20%
As a percentage of total loans and ORE:
Past due loans over 30 days	0.69%	0.25%	0.52%	0.58%	0.10%	0.21%
Nonperforming assets	0.25%	0.21%	0.10%	0.07%	0.01%	0.11%
Potential problem loans (7)	0.77%	0.31%	0.63%	0.20%	0.37%	0.18%
Annualized net loan charge-offs (recoveries) to avg. loans (8)	0.05%	0.07%	(0.04)%	(0.01)%	(0.03)%	0.02%
Avg. commercial loan internal risk ratings (7)	4.1	4.1	4.1	3.8	3.9	3.8
Avg. loan account balances (9)	$132	115	105	180	172	171

Interest rates and yields:
Loans	7.72%	7.32%	7.02%	6.72%	6.40%	5.98%
Securities	4.91%	5.10%	4.80%	4.58%	4.40%	4.42%
Federal funds sold and other	5.40%	7.09%	5.54%	4.83%	3.72%	3.90%
Total earning assets	7.14%	6.92%	6.39%	6.03%	5.73%	5.48%
Total deposits, including non-interest bearing	3.05%	2.59%	2.59%	2.34%	2.16%	1.80%
Securities sold under agreements to repurchase	4.49%	4.00%	3.46%	2.99%	2.50%	2.04%
Federal funds purchased and FHLB advances	4.57%	5.46%	3.99%	2.50%	3.22%	3.12%
Subordinated debt	6.75%	6.69%	6.36%	6.14%	6.22%	5.98%
Total deposits and interest-bearing liabilities	3.26%	2.81%	2.81%	2.52%	2.30%	1.98%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Sept	Jun	Mar	Dec	Sept	June
(dollars in thousands, except per share data)	2006	2006	2006	2005	2005	2005

Per share data:
Earnings – basic	$0.35	0.28	0.27	0.27	0.25	0.23
Earnings – diluted	$0.32	0.26	0.24	0.24	0.22	0.21
Book value at quarter end (10)	$16.16	15.53	15.45	7.53	7.47	7.32

Weighted avg. shares – basic	15,393,735	15,335,754	9,578,813	8,425,717	8,417,980	8,401,198
Weighted avg. shares – diluted	16,655,349	16,503,692	10,745,626	9,490,447	9,495,187	9,434,260
Common shares outstanding	15,409,341	15,370,116	15,300,629	8,426,551	8,424,217	8,405,891

Capital ratios (11):
Stockholders’ equity to total assets	12.1%	12.0%	12.9%	6.2%	6.4%	7.1%
Leverage	9.2%	8.0%	14.7%	9.3%	9.3%	8.8%
Tier one risk-based	10.6%	9.5%	10.4%	11.0%	10.9%	10.0%
Total risk-based	12.0%	10.4%	11.9%	11.9%	13.0%	10.9%

Investor information:
Closing sales price	$35.80	30.43	27.44	24.98	25.18	24.00
High sales price during quarter	$37.41	30.92	28.84	25.96	26.65	25.14
Low sales price during quarter	$28.93	27.09	24.87	21.70	22.67	20.50

Other information:
Gains (losses) on sale of loans and loan participations sold:
Mortgage loan originations:
Gross loans originated	$40,816	40,862	24,034	31,792	31,066	27,239
Gross fees (12)	$679	668	389	485	533	419
Gross fees as a percentage of mortgage loans originated	1.66%	1.63%	1.62%	1.53%	1.72%	1.54%
Commercial loan participations sold	$31	49	74	41	(26)	152
Gains on sales of investment securities, net	-	-	-	-	-	-
Brokerage account assets, at quarter-end (13)	$553,000	501,000	470,000	441,000	428,000	419,000
Floating rate loans as a percentage of loans (14)	47.3%	47.0%	48.5%	53.5%	56.2%	55.9%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$85,291	80,359	73,171	60,282	55,257	62,034
Core deposits to total funding (15)	63.70%	63.80%	68.10%	59.50%	60.70%	57.30%
Total assets per full-time equivalent employee	$5,189	5,531	4,968	6,498	6,396	5,952
Annualized revenues per full-time equivalent employee	$218.3	237.0	205.0	250.2	228.9	227.0
Number of employees (full-time equivalent)	395.5	359.0	368.0	156.5	153.0	146.5
Associate retention rate (16)	91.1%	94.7%	93.2%	94.3%	95.5%	96.6%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY AND YEAR-TO-DATE FINANCIAL DATA – UNAUDITED

			As of September 30,	As of December 31,
(dollars in thousands, except per share data)			2006	2005
Reconciliation of Non-GAAP measures:
Tangible assets:
Total assets			$2,052,252	$1,016,772
Less: Goodwill			(115,065)	-
Core deposit intangible			(11,920)	-
Net tangible assets			$1,925,267	$1,016,772

Tangible equity:
Total stockholders’ equity			$249,059	$63,436
Less: Goodwill			(115,065)	-
Core deposit intangible			(11,920)	-
Net tangible equity			$122,074	$63,436

Tangible equity divided by tangible assets			6.34%	6.24%

Tangible equity per common share			$7.92	$7.53

	For the three months ended September 30,		For the nine months ended September 30,
(dollars in thousands, except per share data)	2006	2005	2006	2005

Average tangible assets:
Total average assets	$1,987,236	$914,801	$1,673,324	$831,343
Less: Average goodwill	(113,683)	-	(82,893)	-
Average core deposit intangible	(12,265)	-	(9,076)	-
Net average tangible assets	$1,861,288	$914,801	$1,581,355	$831,343

Average tangible equity:
Total average stockholders’ equity	$244,980	$62,338	$191,638	$60,109
Less: Average goodwill	(113,683)	-	(82,893)	-
Average core deposit intangible	(12,265)	-	(9,076)	-
Net average tangible stockholders’ equity	$119,032	$62,338	$99,669	$60,109

Net income	$5,347	$2,078	$12,281	$5,817
Impact of merger related expense, net of tax (17)	132	-	962	-
Net income before impact of merger related expense	$5,479	$2,078	$13,243	$5,817
Fully-diluted earnings per share before impact of merger related expense	$0.33	$0.22	$0.90	$0.62

Return on average tangible assets (annualized)	1.15%	0.91%	1.04%	0.93%
Impact of merger related expense, net of tax (annualized)	0.03%	0.00%	0.08%	0.00%
Return on average tangible assets before impact of merger related expense (annualized)	1.18%	0.91%	1.12%	0.93%

Return on average tangible stockholders’ equity (annualized)	17.97%	13.23%	16.43%	12.90%
Impact of merger related expense, net of tax	0.45%	0.00%	1.29%	0.00%
Return on average tangible stockholders’ equity before impact of merger related expense (annualized)	18.41%	13.23%	17.72%	12.90%

Efficiency ratio	60.5%	63.1%	61.5%	61.1%
Impact of merger related expense	1.0%	0.0%	2.9%	0.0%
Efficiency ratio before impact of merger related expense	59.5%	63.1%	58.6%	61.1%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	Anticipated Earnings Estimate Ranges
	Quarter ended December 31, 2006		Year ended December 31, 2006
	Low	High	Low	High
Projected 2006 EPS Reconciliation Excluding Impact of Merger Related Expense:
Estimated diluted earnings per share	$0.33	$0.35	$1.17	$1.19
Add: Projected merger related expense	-	-	0.06	0.06
Adjusted estimated diluted earnings per share to exclude merger related expense	$0.33	$0.35	$1.23	$1.25

1.	Ratios are presented on an annualized basis.
2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3.	Total revenue is equal to the sum of net interest income and noninterest income.
4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5.	Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.
6.
During the fourth quarter of 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status. During the third quarter of 2005, the Company recorded a recovery of $230,000 related to one of these commercial loans.

7.
 Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

8.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
9.	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.
10.	Book value per share computed by dividing total stockholders’ equity by common shares outstanding
11.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
12.	Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold.”
13.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
14.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
15.
Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

16.
Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months for the Nashville associates and since March 15, 2006 for the Murfreesboro associates by the number of associates employed at quarter-end.

17.
Represents merger related expenses of $218,000, net of income tax benefit of $86,000 for third quarter of 2006 and merger related expense of $1,583,000, net of income tax benefit of $621,000 for the nine months ended September 30, 2006.